Exhibit 99.1

August 16, 2023

Tronox Announces Closing of Incremental Term Loan

STAMFORD, Conn., August 16, 2023/PRNewswire/ — Tronox Holdings plc (NYSE: TROX; the “Company”), the world’s leading integrated manufacturer of titanium dioxide pigment, today announced the closing of its $350 million incremental term loan under the Company’s existing credit agreement, the proceeds of which are expected to be used to repay outstanding borrowings under the Company’s existing revolving credit facilities and enhance available liquidity for upcoming capital expenditures.

“With the close of the transaction today, we have increased total available liquidity by approximately $350 million, while net leverage remained neutral,” said John Srivisal, senior vice president and chief financial officer. “This transaction preserves the ability for Tronox to prepay outstanding debt ahead of our nearest significant maturities, which remain 2028 and 2029, to reach our long-term gross debt target of $2.0 billion. The enhanced liquidity and incremental cash on hand will allow us to proceed with key capital investments in the business in the near term, primarily the mining extension projects for mines reaching end-of-life in South Africa. This will enable us to continue to realize the benefits from our vertically integrated portfolio, including internally sourced high-grade feedstock, as well as maintaining zircon production, which is a key co-product in our portfolio.”

About Tronox
Tronox Holdings plc is one of the world's leading producers of high-quality titanium products, including titanium dioxide pigment, specialty-grade titanium dioxide products and high-purity titanium chemicals, and zircon. We mine titanium-bearing mineral sands and operate upgrading facilities that produce high-grade titanium feedstock materials, pig iron and other minerals, including the rare earth-bearing mineral, monazite. With approximately 6,500 employees across six continents, our rich diversity, unmatched vertical integration model, and unparalleled operational and technical expertise across the value chain, position Tronox as the preeminent titanium dioxide producer in the world. For more information about how our products add brightness and durability to paints, plastics, paper and other everyday products, visit tronox.com.

Cautionary Statement About Forward Looking Statements
Statements in this release that are not historical are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include projections of our future financial performance, anticipated completion of extensions and upgrades to our mining operations, anticipated trends in our business and industry, anticipated costs, benefits and timing of capital projects including planned mining expansions, the Company's anticipated capital allocation strategy including future capital expenditures, and our sustainability goals, commitments and programs. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance, actual costs, benefits and timing of capital projects, or achievements to differ materially from the results, level of activity, performance, anticipated costs, benefits and timing of capital projects, or achievements expressed or implied by the forward-looking statements. Significant risks and uncertainties may relate to, but are not limited to, macroeconomic conditions; inflationary pressures and energy costs; currency movements; political instability, including the ongoing Russia and Ukraine conflict and any expansion of such conflict; supply chain disruptions; market conditions and price volatility for titanium dioxide, zircon and other feedstock materials, as well as global and regional economic downturns, that adversely affect the demand for our end-use products; disruptions in production at our mining and manufacturing facilities; and other financial, economic, competitive, environmental, political, legal and regulatory factors. These and other risk factors are discussed in the Company's filings with the Securities and Exchange Commission.

Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for our management to predict all risks and uncertainties, nor can management assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, synergies or achievements. Neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. Unless otherwise required by applicable laws, we undertake no obligation to update or revise any forward-looking statements, whether because of new information or future developments.

Media Contact: Melissa Zona
Direct: +1 636.751.4057

Investor Contact: Jennifer Guenther
Direct: +1.646.960.6598